SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

September 20, 2002
Date of Report (Date of earliest event reported)

CORIO, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31003	77-0492528
(State of other jurisdiction	(Commission File)	(IRS Employer
of incorporation)		Identification Number)

959 Skyway Road, Suite 100
San Carlos, CA 94070

(650) 232-3000
(Address of Principal Executive Offices)

(Former name of former address, if changed since last report)

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

On September 20, 2002, Corio, Inc. (“Corio”) completed the purchase (the “Purchase”) of certain assets and the assumption of certain of the liabilities relating to the enterprise application service provider (ASP) business of Qwest Cyber.Solutions LLC (“QCS”), a subsidiary of Qwest Communications International Inc. The Purchase was made pursuant to the Asset Purchase Agreement dated as of August 1, 2002 by and between Corio and QCS, as amended by Amendment No. 1 to the Asset Purchase Agreement dated as of September 20, 2002 (the “Agreement”). Under the terms of the Agreement, Corio paid $15 million in cash and assumed approximately $2.0 million in liabilities. $1.5 million of the purchase price was deposited into escrow, to be held as security for any losses incurred by Corio in the event, among other matters, of any breach by QCS of the agreements, covenants, representations and warranties it made under or in connection with the Agreement. The purchase price for the ASP business was determined through arms-length negotiations by the parties. Corio funded the Purchase from its immediately available cash.

Under the terms of the Asset Purchase Agreement, Corio acquired certain assets of QCS’s ASP business, including customer contracts related to the ASP business, internally used and developed software, certain tangible assets such as computers, servers, routers, firewalls and related equipment, intellectual property and accounts receivable. Corio intends to integrate the acquired business into its existing business and will support the QCS customer relationships acquired as part of the acquisition.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of business acquired

The Company will file the required financial statements of the business acquired under the cover of an amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 60 days after the date on which this Current Report on Form 8-K was required to have been filed.

(b)  Pro forma financial information

The Company will file the required pro forma financial information of the business acquired under the cover of an amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 60 days after the date on which this Current Report on Form 8-K was required to have been filed.

(c)  Exhibits

The following exhibits are filed with this report:

Exhibit Number	Description
2.1†(a)	Asset Purchase Agreement dated August 1, 2002 by and between Corio, Inc. and Qwest Cyber.Solutions LLC

2.2†(a)	Amendment No. 1 to Asset Purchase Agreement, dated September 20, 2002, by and between Corio, Inc. and Qwest Cyber.Solutions LLC

99.1	Press Release dated September 23, 2002 of Corio, Inc.

†	Confidential treatment requested for portions of this agreement.
(a)	Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to such agreement have been omitted. Corio agrees to supplementally furnish a copy of such schedules to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIO, INC.

By:	/s/ BARBARA J. POSCH
Barbara J. Posch Senior Vice President, Finance and Chief Financial Officer

Date:  September 27, 2002

INDEX TO EXHIBITS

The following exhibits are filed with this report:

Exhibit Number	Description
2.1†(a)	Asset Purchase Agreement dated August 1, 2002 by and between Corio, Inc. and Qwest Cyber.Solutions LLC

2.2†(a)	Amendment No. 1 to Asset Purchase Agreement, dated September 20, 2002, by and between Corio, Inc. and Qwest Cyber.Solutions LLC

99.1	Press Release dated September 23, 2002 of Corio, Inc.

†	Confidential treatment requested for portions of this agreement.
(a)	Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to such agreement have been omitted. Corio agrees to supplementally furnish a copy of such schedules to the Commission upon request.